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                                   EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

                                                                           Jurisdiction of
                                                                           Incorporation
                                                                           -------------
Anderton (Predecessors) Limited (formerly Anderton International Ltd.)     England
Anderton International Limited (formerly TTUK Acquisition Co. Ltd.)        England
Electronic Connections and Assemblies, Inc.                                Delaware
Industrial Retaining Ring Company                                          New Jersey
Palnut Fasteners, Inc.                                                     Delaware
Rancho TransTechnology Corporation                                         California
Retainers, Inc.                                                            New Jersey
Seeger Inc. DBA Seeger of New Jersey Company                               Delaware
Seeger-Orbis Beteiligungsgesellschaft GmbH                                 Germany
Seeger-Orbis GmbH & Co. OHG                                                Germany
Seeger Reno Industria e Comercio Ltd.                                      Brazil
SSP Industries                                                             California
SSP International Sales, Inc.                                              California
TransTechnology Acquisition Corporation                                    Delaware
TransTechnology Australasia Pty. Ltd.                                      Australia
TransTechnology (Europe) Ltd.                                              England
TransTechnology International Corporation                                  Virgin Islands
TransTechnology Seeger Inc.                                                Delaware
TransTechnology Seeger-Orbis GmbH                                          Germany
TransTechnology Systems & Services, Inc.                                   Michigan